UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GENERAL MOTORS COMPANY

(Name of Registrant as Specified In Its Charter)

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For Immediate Release: Thursday, May 4, 2017

GM Statement Regarding Greenlight Letter

DETROIT – General Motors Co. (NYSE: GM) again affirmed that after objective and thorough review over a seven-month period, GM’s Board determined that Greenlight’s proposal to eliminate the dividend on the existing GM common stock and distribute the proposed new “dividend security” creates an unacceptable level of risk, would not create the value Greenlight indicates, and would be detrimental to GM shareholders.

GM’s Board nominees are the best candidates to increase value for shareholders

◾	GM’s outstanding Board of Directors are the best-suited individuals to continue overseeing the successful execution of GM’s transformational plan which has delivered three years of record results[1] and returned significant value to our shareholders.

◾	In stark contrast, Greenlight’s candidates were nominated specifically to advance Greenlight’s dual-class stock plan, which GM’s Board views as high-risk and detrimental to the long-term best interests of GM and its shareholders, and do not have the depth or breadth of relevant experience, at the same level of complexity, that our directors bring. Their experience is already fully represented by the current GM Board members.

GM believes that voting for any of the Greenlight candidates represents an endorsement of Greenlight’s flawed plan, and the presence of any of the Greenlight candidates on the Board would undermine our ability to move forward with focus and clarity on the right strategic imperatives that are critical as we navigate this period of unprecedented industry change.

GM presented information accurately and responsibly; rating agencies had complete and accurate information regarding the proposal when they issued their opinions and have not changed their opinions after meeting with Greenlight

Greenlight’s claims regarding GM’s engagement with the rating agencies relative to Greenlight’s Dividend Shares proposal are baseless and represent what we view as an irresponsible attempt to divert attention away from the fact that Greenlight’s proposal is a high-risk experiment in financial engineering that is not in the best interests of GM shareholders, would result in a downgrade of GM’s credit rating, and would not increase value for shareholders.

As we have said before:

◾	GM presented Greenlight’s Dividend Share idea to the rating agencies fully and fairly.

[1]	Represents core operating performance (i.e., adjusted for major recall campaigns)

◾	Greenlight’s definitive proxy makes clear that Greenlight has met with two of the rating agencies to make its case directly and the rating agencies’ views have not changed. The rating agencies issued their reports after Greenlight made its proposal public and posted its investor presentation.

◾	It is also clear from the public statements made by the rating agencies that they understand all aspects of the proposal and that it would represent a credit negative if implemented. Any suggestion to the contrary is false.

The Board’s conclusions and additional materials addressing Greenlight’s most recent assertions are available on GM’s website in a dedicated section where shareholders can access all related information: http://www.gmproxy.com.

Forward Looking Statements: This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Important Additional Information Regarding Proxy Solicitation: General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.

General Motors Co. (NYSE: GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world’s largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

###

CONTACT:

David Barnas

Group Manager, Financial Communications

248-918-8946

david.barnas@gm.com

GM’s Response to Greenlight’s Letter May 4, 2017

GM Presented Greenlight’s Idea to the Rating Agencies Fully and Fairly Rating agencies have a thorough and complete understanding of Greenlight’s proposal, and their views are unchanged and consistent No-Names Discussions (November 2016) GM advisors discussed potential impact on industrial investment grade issuer with two agencies Provided illustrative impact of transaction proposed by Greenlight on net income / EPS, cash flow and balance sheet Stress tested structural alternatives to try to achieve maximum equity treatment Named Discussions (February 2017) Discussed three potential structures on a formal, named basis: (1) preferred stock, (2) dual-class of common (current Greenlight idea) and (3) dual-class of common with alternative features (upside participation and full voting rights) Provided each agency the specific summary of terms for each structure that Greenlight shared with GM Where specifically requested, provided a standard form term sheet representing the terms Greenlight provided to GM Since Greenlight Public Disclosure Agencies have had the benefit of Greenlight public presentation, exact terms Greenlight provided to GM, as well as Greenlight’s proxy materials Greenlight has also met with two of the rating agencies to make its case directly since making its proposal public Despite that, the rating agencies’ views have not changed since their initial public statements, which were issued after Greenlight filed its public presentation

GM Has Been Transparent with Greenlight on Interactions with Rating Agencies Over the course of a 7-month evaluation, GM has shared with Greenlight its findings regarding the impact of Dividend Shares on GM’s investment grade credit rating Advisors provided Greenlight with feedback received during advisor no-names discussions in November 2016 GM provided Greenlight with feedback received during named discussions with rating agencies in February 2017 GM shared with Greenlight the summary of the terms of the proposal and standard form term sheet shared with the rating agencies In the spirit of full transparency, GM fully informed Greenlight about adjustments to the term sheet and the subsequent dialogue with the rating agencies on the matter of treatment of dividends in arrears in liquidation on which Greenlight’s term sheet was silent GM confirmed that this change did not impact the views of the agencies GM presented Greenlight’s idea to the rating agencies fully and fairly and has communicated this information to Greenlight Greenlight was aware of GM interactions with rating agencies throughout the 7-month evaluation

Greenlight’s Baseless Claims Regarding GM’s Changes to the Term Sheet From the start, GM has represented Greenlight’s proposal fully and fairly to the rating agencies The Dividend Shares term sheet that Greenlight originally provided GM was not in standard form and was incomplete In its named discussions with the rating agencies, GM provided a summary of the terms of the proposal and, when specifically requested, a standard form term sheet which was based on Greenlight’s original term sheet (see annotated term sheet at: https://www.gmproxy.com) Appropriately, GM and its advisors populated missing items with reasonable assumptions and standardized legal provisions (which were not material in nature) One clarification GM made related to the treatment of dividends in arrears in liquidation (on which Greenlight’s term sheet was silent) – GM assumed that any unpaid dividends would have preferential treatment in liquidation, entirely consistent with prior discussions with Greenlight Upon subsequently learning Greenlight did not envisage this treatment, GM promptly clarified this with the agencies, who responded that there was no change in their views In the spirit of full transparency, GM fully informed Greenlight about this change to the term sheet and the subsequent dialogue with the rating agencies on the matter Importantly, the rating agencies currently have full and complete information regarding Greenlight’s proposal – including the exact terms Greenlight provided to GM and the detailed descriptions in Greenlight’s public disclosure – and their position remains unchanged on Greenlight’s proposal and its negative impact on GM's credit profile

Dividend Shares Align with Accepted Definitions of “Cumulative” A cumulative dividend, by standard definition, is a dividend that cumulates if not paid, and must be repaid in arrears before any dividends are paid or share repurchases are made on common shares This is completely consistent with all Greenlight communications to GM regarding the Dividend Shares, including through a specific term sheet provided by them This is true regardless of whether or not the Board has declared the dividend or if the dividend appears as a liability on the balance sheet Greenlight, surprisingly, seems to believe that the dividend cumulates, but is not cumulative The ongoing accumulation of the Dividend Share dividends, preventing dividends and share repurchases on the Capital Appreciation shares, not their treatment in liquidation or on the balance sheet, is the most relevant to the impact on financial flexibility and ratings concerns we and the rating agencies have A truly non-cumulative dividend would not provide the commitment to the dividend Greenlight seeks - it could be suspended at any point with no consequence Dividend Shares would have no participation in GM’s upside and only be entitled to a dividend that could be suspended at any time This would also exacerbate the governance challenges associated with the proposal - suspending the dividend would create a direct transfer of value from the holders of Dividend Shares to the holders of Capital Appreciation shares Greenlight’s description of Dividend Shares is aligned with the generally accepted definition of what the market would consider “cumulative”

Greenlight Consistently Characterized Security as Cumulative Greenlight has consistently characterized Dividend Shares as cumulative, however, now appears to be contradicting this, despite the fact that capital cannot be returned to holders of Capital Appreciation Shares until unpaid dividends on Dividend Shares have been paid Greenlight Capital Presentation – September 15, 2016 Greenlight Capital Preliminary Proxy Filing – April 12, 2017 Greenlight Capital Summary of Terms for Dividend Shares – January 30, 2017 David Einhorn to Business Insider – April 12, 2017 Greenlight Capital Presentation– October 31, 2016

Forward Looking Statements This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.

Important Additional Information Regarding Proxy Solicitation General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.

SUMMARY OF PROPOSED TERMS FOR AND CONDITIONS FOR A POTENTIAL DISTRIBUTION OF DIVIDEND SHARE
COMMON STOCK DIVIDEND SHARES OF
GENERAL MOTORS COMPANY
The following is a summary of terms and conditions for the issuance of shares of the Dividend Shares.
GM Response: GM emphasized in the title and in the term sheet that the Dividend Shares would be “Common Stock”. There was no confusion here.
General Motors Company (NYSE: GM) (the “Issuer”).
Dividend Share Common Stock (the “Dividend Shares”).
One Dividend Share to be issued via dividend for each share of existing Common Stock (the “Capital Appreciation Shares”).
The Capital Appreciation Shares will have the same rights and privileges as the currently outstanding shares of Common Stock and may pay dividends as described below, but upon issuance of the Dividend Shares, the Company would cease paying dividends on the Capital Appreciation Shares for the foreseeable future.
Dividend Shares are common stock (not preferred), and the board of directors of the Issuer (the “Board”) will be elected by and will owe its fiduciary duties to holders of both the Capital Appreciation Shares and the Dividend Shares.
Except to the extent required by Delaware law or as set forth below, the Capital Appreciation Shares and Dividend Shares will vote together as a single class on all matters submitted to stockholders.
When voting together with the Capital Appreciation Shares, each Dividend Share will possess 1/10 of a vote per share, and each Capital Appreciation Share will continue to have one vote per share.
The Dividend Shares shall be entitled to a quarterly dividend, payable in cash, when and if declared by the Board, in an amount equal to $0.38 per share (the “Dividend Share Dividend”).
While an aggregate amount equal to at least the Dividend Share Dividend for each quarter since the issuance of the
GM Response: Rating agencies (RAs) asked for a complete term sheet, not the partial term sheet that Greenlight provided to GM. GM also provided the RAs with the exact terms that Greenlight provided to GM.
GM Response: GM was clear that the Dividend Shares were “common stock.” The parenthetical “not preferred” was superfluous.
GM Response: GM clarified that there would be no dividends on the Capital Appreciation Shares—this was needed because if dividends continued to be paid on the Capital Appreciation Shares, the cash outflow would be even greater and the credit downgrade even more severe. This is beneficial to Greenlight.
Not meaningful to a credit rating discussion.
GM eliminated clarifying point that Dividend Shares are “not preferred”.

Dividend Shares has not been paid in respect of each Dividend Share, no dividends or distributions may be paid in respect of Capital Appreciation Shares, and the Issuer may not conduct any discretionary repurchase of Capital Appreciation Shares (other than as required pursuant to the terms of any bona fide employee benefit plan).
If dividends on the Dividend Shares are current, the Board may declare and pay dividends or make optional repurchases in respect of Capital Appreciation Shares.
In addition, in the exercise of its fiduciary duties, the Board may make optional repurchases of Dividend Shares.
In connection with a Change of Control, the Dividend Shares will vote as a separate class to approve such Change of Control and the consideration offered to the Dividend Shares in connection therewith.
“Change of Control” means an occurrence where the Issuer (or any of its subsidiaries) sell, convey, license, lease or otherwise dispose of all or substantially all of the assets or business of the Issuer and its subsidiaries (taken as a whole) or merge with or into or consolidate with any other corporation, limited liability company or other entity (other than a wholly-owned subsidiary of the Issuer), or there is any transaction or series of related transactions in which in excess of 50% of the Issuer’s outstanding voting securities are transferred to one person or group of persons, in each case, to the extent that such occurrence or transaction is submitted to stockholders.
1 Upon a liquidation (other than a Change of Control) of the Issuer, payment will be made equally (on a per share basis) to the Capital Appreciation Shares and the Dividend Shares, with holders of the Dividend Shares receiving dividends in arrears (i.e., accrued but unpaid dividends on the Dividend Shares) in preference to the holders of Capital Appreciation Shares. To account for these payments being made on a per share basis, the Dividend Shares will be subject to adjustment as determined by the Board in the exercise of its
In our plan, both classes of common stock share equally in liquidation.
GM invents the concept of dividends in arrears (i.e. accrued but unpaid dividends). Dividends “in arrears” are not in our plan and are not paid to Dividend Shares in a liquidation.
Our plan does not have cumulative dividends. GM creates the concept of Dividend Shares having a preference over the Capital Appreciation Shares.
Change of Control:
Liquidation:
1 Following clarifying call with Schulte Roth on Feb 13, 2017, confirmed in subsequent discussions with RAs that payment of dividends in arrears to Dividend Shares in liquidation, or lack thereof, would not change credit rating judgment.
GM Response: While Greenlight’s term sheet was silent on this point, GM made an assumption that, in liquidation, Dividend Share dividends in arrears would be paid first. This assumption was entirely consistent with GM’s prior discussions with Greenlight. When GM subsequently learned from Greenlight’s counsel that this was not the case, GM went back to the rating agencies to clarify the point, as noted in footnote 1, and the rating agencies confirmed that it would not change their views.
GM Response: Greenlight’s assertion that the dividend is not cumulative is simply false. No dividends or share buybacks may be made on the Capital Appreciation Shares unless dividends are brought current on the Dividend Shares. This is the definition of cumulative.
Note: Schulte Roth
is Greenlight’s counsel.

1
Ranking The Dividend Shares will rank equally amongst themselves in all respects and rank senior to the Capital Appreciation Shares with respect to dividend rights and rank pari passu with any class or series of stock or other equity securities that is not expressly made senior or subordinated to the Dividend Shares as to the payment of distributions. The Dividend Shares will rank junior to the Issuer’s existing and future indebtedness (and junior to any class or series of stock or equity securities, including preferred shares, expressly made senior to the Dividend Shares).
Restrictions on Issuances of Other Share Classes None
Conversion Rights None
Redemption
Rights No special redemption rights
Preemptive
Rights No special preemptive rights would attach to the Dividend Shares.
Financial or Other Cove- Nants None
Listing: The Capital Appreciation Shares will continue to be listed on the NYSE and TSXsuch other exchanges as they may currently be listed, and the Dividend Shares will be listed on the NYSE.
Registration: While the Dividend Shares will be issued pursuant to an exemption from registration under the Securities Act of 1933, they will be registered pursuant to the Securities Exchange Act of 1934.
Non-Binding: Except with respect to this provision, this Term Sheet is intended solely as an outline of general terms and as the basis for further discussion. It is not intended to be, and does
Not in our Term Sheet. GM added a “Ranking” provision to incorrectly state that the Dividend Shares rank senior to the Capital Appreciation Shares, inplying that the Dividend Shares are a preferred security.
The Dividend Shares and Capital Appreciation Shares rank equally.
Not in our Term Sheet. GM added to imply a debt-like term sheet (e.g. a covenant).
Not in our Term Sheet. GM added to imply either a preferred or a debt-like term sheet.
Not in our Term Sheet. GM added to imply a debt-like term sheet.
Not in our Term Sheet. GM added to imply a preferred-like term sheet.
Not in our Term Sheet. GM added to imply a debt-like term sheet. Covenants are typically a debt characteristic.
GM Response: Greenlight’s assertion that the Dividend Shares and the Capital Appreciation Shares rank equally as to dividend rights is simply false. No dividends or share buybacks may be made on the Capital Appreciation Shares unless dividends are brought current on the Dividend Shares. Thus dividends on the Dividend Shares rank prior to dividends on the Capital Appreciation Shares.
GM Response: The clarification of other terms was inserted to make clear that there were no additional rights, as the Greenlight term sheet was incomplete and did not address several standard terms. This clarification was beneficial to Greenlight’s case and was done to present the proposal fully and fairly.

not constitute, a legally binding obligation or commitment on behalf of any person. This Term Sheet does not create and is not intended to create a duty to negotiate, in good faith or otherwise, towards a binding contract and may not be relied upon as the basis for a contract by estoppel or otherwise. This Term Sheet may be withdrawn at any time for any reason or no reason. No legally binding obligation or commitment will be created, implied or inferred hereby. This Term Sheet does not constitute an offer to sell or a solicitation of an offer to buy securities.
Forward Looking Statements: This document may include forward-looking statements. These statements are based on current expectations about possible future events and thus are inherently uncertain. Our actual results may differ materially from forward-looking statements due to a variety of factors, including: (1) our ability to deliver new products, services and experiences that attract new, and are desired by existing, customers and to effectively compete in autonomous, ride-sharing and transportation as a service; (2) sales of full-size pick-up trucks and SUVs, which may be affected by increases in the price of oil; (3) the volatility of global sales and operations; (4) aggressive competition, including the impact of new market entrants; (5) changes in, or the introduction of novel interpretations of, laws, regulations or policies particularly those relating to free trade agreements, tax rates and vehicle safety and any government actions that may affect the production, licensing, distribution, pricing, or selling of our products; (6) our joint ventures, which we cannot operate solely for our benefit and over which we may have limited control; (7) compliance with laws and regulations applicable to our industry, including those regarding fuel economy and emissions; (8) costs and risks associated with litigation and government investigations; (9) compliance with the terms of the Deferred Prosecution Agreement; (10) our ability to maintain quality control over our vehicles and avoid recalls and the cost and effect on our reputation and products; (11) the ability of suppliers to deliver parts, systems and components without disruption and on schedule; (12) our dependence on our manufacturing facilities; (13) our ability to realize production efficiencies and cost reductions; (14) our ability to successfully restructure operations in various countries; (15) our ability to manage risks related to security breaches and other disruptions to vehicles, information technology networks and systems; (16) our ability to develop captive financing capability through GM Financial; (17) significant increases in pension expense or projected pension contributions; (18) significant changes in the economic, political, and regulatory environment, market conditions, and foreign currency exchange rates; and (19) uncertainties associated with the consummation of the sale of Opel/Vauxhall to the PSA Group, including satisfaction of the closing conditions. A further list and description of these risks, uncertainties and other factors can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our subsequent filings with the Securities and Exchange Commission. GM cautions readers not to place undue reliance on forward-looking statements. GM undertakes no obligation to update publicly or otherwise revise any forward-looking statements.
Important Additional Information Regarding Proxy Solicitation: General Motors Company (“GM”) has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for GM’s 2017 Annual Meeting. GM, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of GM’s directors and executive officers and their respective interests in GM by security holdings or otherwise is set forth in the definitive proxy statement. Details concerning the nominees of GM’s Board of Directors for election at the 2017 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the definitive proxy statement and other relevant documents filed by GM free of charge from the SEC’s website, www.sec.gov. GM’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant documents filed by GM by directing a request by mail to GM Shareholder Relations at General Motors Company, Mail Code 482-C23-D24, 300 Renaissance Center, Detroit, Michigan 48265 or by email to shareholder.relations@gm.com, by calling GM’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-825-8964, or from the investors section of GM’s website, http://www.gm.com/investors.